UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information disclosed in the section titled “Board Leadership Update” in Item 7.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.02.

Item 7.01.	Regulation FD Disclosure

As previously disclosed, on February 19, 2016 the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of comScore, Inc. (the “Company”) received a message regarding certain potential accounting matters. In response, the Audit Committee immediately commenced an investigation of the matters with the assistance of King & Spalding LLP, as independent counsel to the Audit Committee, and AlixPartners, LLP, as forensic accountants. That investigation is now complete, and the Company is providing the following summary of the findings of the Audit Committee and steps the Company is taking in response to these findings.

Summary of Investigative Findings

As a result of the February 19, 2016 message, the Audit Committee investigated the issues raised by the message and other matters related to the Company’s revenue recognition practices, disclosures, internal controls, corporate culture, and certain employment practices. The Audit Committee’s investigation concluded that, as a result of certain instances of misconduct and errors in accounting determinations, adjustments to the Company’s accounting for certain nonmonetary and monetary transactions were required.

Based on the results of the Audit Committee investigation, and as previously disclosed, the Company cannot support the prior accounting for the nonmonetary transactions recorded by the Company during the years ended December 31, 2013, 2014 and 2015, and accordingly, revenue and expenses associated with all nonmonetary transactions during these periods is being reversed and accounted for at historical cost rather than at fair value. There is no historical cost basis associated with the assets that the Company exchanged and therefore there should be no revenue recognized or expenses incurred for those transactions. While a nonmonetary transaction inherently has no effect on operating income or cash flow over the life of the relevant agreement governing such transaction, the timing of revenue recognized relative to the related expense recognized may have an effect on a periodic basis.

Based on its investigation, the Audit Committee also found that, for the nonmonetary transactions under review, facts collected during the investigation called aspects of the transactions into question, including instances where additional arrangements were entered into and not properly disclosed to the Company’s accounting group and instances where there did not appear to be a clear need for all of the data that was being exchanged. As previously disclosed, the Company does not expect in the future to enter into any nonmonetary transactions that would result in the recognition of revenue.

The Audit Committee also determined that the accounting treatment for certain monetary transactions will need to be adjusted, principally relating to the timing of revenue recognition. One of these transactions involved over-delivery of data that recurred in multiple periods, two others included potential undisclosed additional arrangements that required contemporaneous contracts to be accounted for as a single arrangement, and one related to partially delayed invoicing for delivered data inconsistent with the terms of the contract. The Company is in the process of reviewing the adjustments for these transactions as well as several journal entries identified during the investigation.

The Audit Committee’s investigation also identified concerns regarding internal control deficiencies, including concerns about tone at the top; errors in judgment identified with respect to issues reviewed; information not having been provided to the Company’s accounting group and its external auditors; and the sufficiency of public disclosures made by the Company about certain performance metrics. In addressing these concerns and those noted above, the Audit Committee and the Company are in the process of considering and implementing remedial measures, with a view toward improved accounting and internal control practices. These steps include separating certain Company personnel; enhancing communications to support a robust control environment; strengthening the Company’s disclosure controls, including through disclosure committee enhancements; strengthening controls around the Company’s revenue recognition practices, including controls related to contract administration and delivery of data; and enhancing the Company’s internal audit and compliance functions. The Company is committed to maintaining an effective control environment and making changes needed to enhance effectiveness.

The Company will continue with its improvements to internal controls and will continue to review transactions that were not part of the investigation. As a result of that review, there may be additional accounting adjustments and such adjustments may be material.

As previously disclosed, the Company is working as expeditiously as possible toward filing its restated consolidated financial statements. At this time, however, the Company cannot predict with certainty when the preparation of those prior period restated financial statements, as well as any subsequently required Forms 10-Q and Forms 10-K including the Company’s financial statements, will be completed. The Company is committed to addressing the issues identified in the investigation, and to re-establishing timely financial reporting as soon as practicable.

Board Leadership Update

On November 17, 2016, Joan Lewis, the Chair of the Board and a Class III director, and Patricia Gottesman, the Chair of the Board’s Nominating and Governance Committee and also a Class III director, delivered their respective resignations to the Board effective immediately. Ms. Gottesman’s and Ms. Lewis’s respective resignations did not occur in connection with any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Gottesman and Ms. Lewis for their service to the Company, particularly with respect to their role on the Audit Committee and their role co-chairing, through its completion, the investigation by the Audit Committee of certain accounting practices, as further described above.

On November 18, 2016, the Board unanimously appointed William Henderson as Chairman of the Board. Mr. Henderson is an independent director, and has previously served as the Board’s lead independent director.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, including, without limitation, comScore’s expectations as to the timing regarding preparation and filing of restated financial statements and amended periodic reports, possible additional transactions, assessment of control deficiencies and consideration of measures to address the accounting issues described above. The statements are based on management’s current expectations, estimates and projections, are not guarantees of future outcomes or performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, the discovery of additional information relevant to the review of the Company’s accounting for transactions; the timing of the review by, and the conclusions of, management and the Company’s independent public accounting firm regarding the internal review and comScore’s financial statements; the determination of additional adjustments for the periods to be restated; and the risk that the completion and filing of the amended reports will take longer than expected. The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and from time to time other filings with the SEC, which are available on the SEC’s Website (http://www.sec.gov). Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this disclosure, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ David I. Chemerow
David I. Chemerow Chief Financial Officer

Date: November 23, 2016